UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.14e-4(c))

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure

Tel-Instrument Electronics Corp. announced that the Department of Defense (DoD) AIMS Program Office has certified on March 11, 2013 its TS-4530A Flight Line Test Set for use in testing Mark XIIA IFF (“Identification Friend and Foe”), Mode S (ELS/EHS/ADS-B) and TCAS systems. This certification is related to a $44 million Indefinite Quantity/Indefinite Delivery (“IDIQ”) contract from the U.S. Army to upgrade up to 3,000 existing legacy test sets to support Mode 5 testing and produce up to 2,000 new TS-4530A test sets.  The Company has already received over $22 million dollars in orders from this award. The current delivery schedule, which entails monthly billings of approximately $1 million, is currently being evaluated by the Army. The issue standing in the way of a full-rate production approval is the Army request that changes be made to the logistics documentation package. This could take several months to complete and the Company has requested Army approval to commence LRIP (limited rate initial production) shipments while updates are made to the logistics documentation.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date: March 14, 2013	By /s/ Joseph P. Macaluso
Joseph P. Macaluso
Principal Accounting Officer